EXHIBIT 24.2


                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Professional Services and Consulting Agreement and the Amended 1994 Stock Option Plan of THERMOGENESIS CORP. of our report dated August 23, 1995, with respect to the financial statements of THERMOGENESIS CORP. included in its Annual Report for the year ended
June 30, 1995, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Sacramento, California
July 18, 1996